                                                                    Exhibit 4(d)
                                                                [EXECUTION COPY]

                                  $400,000,000


                                CREDIT AGREEMENT


                                      among

                              RAYCHEM CORPORATION,

                                 VARIOUS BANKS,

                            THE CHASE MANHATTAN BANK,
                              as SYNDICATION AGENT


                                       and


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as ADMINISTRATIVE AGENT


                         ------------------------------

                         Dated as of September 12, 1996
                         ------------------------------


                                 Co-Arranged By

                  BA SECURITIES, INC. and CHASE SECURITIES INC.

                        TABLE OF CONTENTS
                                                                                    Page
                                                                                    ----
SECTION 1.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION ............................  1
   1.01      Defined Terms .........................................................  1
   1.02      Principles of Construction ............................................ 21

SECTION 2.   AMOUNT AND TERMS OF CREDIT ............................................ 22
   2.01      The Loans ............................................................. 22
   2.02      Minimum Amount of Each Borrowing ...................................... 23
   2.03      Notice of Borrowing of Committed Loans ................................ 23
   2.04      Competitive Bid Borrowings ............................................ 24
   2.05      Disbursement of Funds ................................................. 30
   2.06      Notes ................................................................. 31
   2.07      Conversions and Continuations ......................................... 32
   2.08      Pro Rata Borrowings ................................................... 33
   2.09      Interest .............................................................. 33
   2.10      Interest Periods ...................................................... 35
   2.11      Increased Costs, Illegality, etc ...................................... 35
   2.12      Compensation .......................................................... 39
   2.13      Change of Applicable Lending Office ................................... 39
   2.14      Notice of Certain Costs ............................................... 40
   2.15      Facility Increases .................................................... 40

SECTION 3.   FEES; TERMINATION OF COMMITMENTS ...................................... 44
   3.01      Fees .................................................................. 44
   3.02      Voluntary Termination of Unutilized Total Commitment .................. 44
   3.03      Mandatory Termination of a Bank's Commitment .......................... 44
   3.04      Replacement of Bank; Voluntary Termination of a Bank's Commitment ..... 44

SECTION 4.   PREPAYMENTS; PAYMENTS ................................................. 46
   4.01      Voluntary Prepayments ................................................. 46
   4.02      Principal Repayments and Mandatory Prepayments ........................ 47
   4.03      Method and Place of Payment ........................................... 47
   4.04      Net Payments .......................................................... 48

                                      (i)

                                                                          Page
                                                                                    ----
SECTION 5.   CONDITIONS PRECEDENT .................................................. 49
   5.01      Conditions to Initial Loan ............................................ 49
   5.02      Conditions to Each Loan ............................................... 51
   5.03      Conditions to Facility Increase ....................................... 52

SECTION 6.   REPRESENTATIONS, WARRANTIES AND AGREE-
             MENTS ................................................................. 53
   6.01      Corporate Status ...................................................... 53
   6.02      Corporate Power and Authority ......................................... 54
   6.03      No Violation .......................................................... 54
   6.04      Governmental Approvals ................................................ 54
   6.05      Financial Statements; Financial Condition; Undisclosed Liabilities; etc 55
   6.06      Litigation ............................................................ 56
   6.07      True and Complete Disclosure .......................................... 56
   6.08      Use of Proceeds; Margin Regulations ................................... 56
   6.09      Tax Returns and Payments .............................................. 56
   6.10      Compliance with ERISA ................................................. 57
   6.11      Subsidiaries .......................................................... 58
   6.12      Compliance with Statutes, etc ......................................... 58
   6.13      Investment Company Act ................................................ 58
   6.14      Public Utility Holding Company Act .................................... 58
   6.15      Labor Relations ....................................................... 59
   6.16      Patents, Licenses, Franchises and Formulas ............................ 59
   6.17      Compliance with Environmental Laws .................................... 59

SECTION 7.   AFFIRMATIVE COVENANTS ................................................. 62
   7.01      Information Covenants ................................................. 62
   7.02      Books, Records and Inspections ........................................ 65
   7.03      Maintenance of Property, Insurance .................................... 65
   7.04      Corporate Franchises .................................................. 66
   7.05      Compliance with Statutes, etc ......................................... 66
   7.06      ERISA ................................................................. 66
   7.07      End of Fiscal Years; Fiscal Quarters .................................. 68
   7.08      Performance of Obligations ............................................ 68
   7.09      Payment of Taxes and Claims ........................................... 68

SECTION 8.   NEGATIVE COVENANTS .................................................... 69
   8.01      Changes in Business ................................................... 69
   8.02      Consolidation, Merger, Sale of Assets, etc ............................ 69
   8.03      Liens ................................................................. 70

                                      (ii)

                                                                          Page
                                                                                    ----
   8.04      Leverage Ratio ........................................................ 74
   8.05      Fixed Charges Coverage Ratio .......................................... 74

SECTION 9.   EVENTS OF DEFAULT ..................................................... 74
   9.01      Payments .............................................................. 74
   9.02      Representations, etc .................................................. 75
   9.03      Covenants ............................................................. 75
   9.04      Default Under Other Agreements ........................................ 75
   9.05      Bankruptcy, etc ....................................................... 75
   9.06      ERISA ................................................................. 76
   9.07      Judgments ............................................................. 77
   9.08      Change of Control ..................................................... 77

SECTION 10.  THE AGENTS............................................................. 78
  10.01      Appointment............................................................ 78
  10.02      Delegation of Duties................................................... 78
  10.03      Liability of the Agents................................................ 79
  10.04      Reliance by the Agents................................................. 79
  10.05      Notice of Default...................................................... 80
  10.06      Credit Decision........................................................ 80
  10.07      Indemnification of the Agents.......................................... 81
  10.08      The Agents in their Individual Capacity................................ 82
  10.09      Resignation by the Agents.............................................. 82
  10.10      Withholding Tax Matters................................................ 83
  10.11      Holders................................................................ 86

SECTION 11.  MISCELLANEOUS.......................................................... 86
  11.01      Payment of Expenses, etc............................................... 87
  11.02      Right of Setoff........................................................ 88
  11.04      Benefit of Agreement................................................... 89
  11.05      Assignments, Participations, Etc....................................... 89
  11.06      No Waiver; Remedies Cumulative......................................... 91
  11.07      Payments Pro Rata...................................................... 92
  11.08      Calculations; Computations............................................. 92
  11.09      Governing Law; Submission to Jurisdiction; Venue....................... 93
  11.10      Effectiveness.......................................................... 94
  11.11      Counterparts........................................................... 94
  11.12      Domicile of Loans...................................................... 94
  11.13      Headings Descriptive................................................... 94
  11.14      Amendment or Waiver.................................................... 94
  11.15      Survival............................................................... 95
  11.16      Entire Agreement....................................................... 95

                                     (iii)

                                                                                    Page
                                                                                    ----
  11.17      Waiver of Jury Trial................................................... 95
  11.18      Payments Set Aside..................................................... 95
  11.19      Severability........................................................... 96

                                      (iv)

SCHEDULE I     Commitments
SCHEDULE II    Applicable Lending Offices
SCHEDULE III   Undisclosed Liabilities
SCHEDULE IV    Litigation
SCHEDULE V     Subsidiaries
SCHEDULE VI    Material Subsidiaries
SCHEDULE VII   Environmental Matters
SCHEDULE VIII  Permitted Liens


EXHIBIT A-1    Notice of Committed Borrowing
EXHIBIT A-2    Notice of Competitive Bid Borrowing
EXHIBIT B      Invitation for Competitive Bids
EXHIBIT C      Competitive Bid
EXHIBIT D      Note
EXHIBIT E      Notice of Conversion/Continuation
EXHIBIT F      New Bank Acceptance
EXHIBIT G      Original Bank Acknowledgment
EXHIBIT H      Opinion of Counsel to the Borrower
EXHIBIT I      Officers' Certificate of the Borrower
EXHIBIT J      Assignment and Acceptance Agreement
among RAYCHEM CORPORATION (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, the financial institutions listed from time to time on Schedule I (each a "Bank" and, collectively, the "Banks"), THE CHASE MANHATTAN BANK, as Syndication Agent (in such capacity, "Syndication Agent") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H :


                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facility provided for herein;


                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.

                  1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Absolute Rate" shall have the meaning provided in Section 2.04(c).

                  "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.04.

                  "Absolute Rate Bid Loan" means a Competitive Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

                  "Additional Commitment" shall have the meaning provided in
Section 2.15(a).

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" shall mean the Administrative Agent and the Syndication Agent.

                  "Agent-Related Persons" shall mean (i) BofA and any successor agent arising under Section 10.09 and (ii) the Syndication Agent, in each case together with their respective Affiliates (including the respective Co-Arrangers), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Aggregate Loan Outstandings" shall have the meaning provided in Section 4.02(d).

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

                  "Applicable Base Rate Margin" shall mean zero.

                  "Applicable Eurodollar Rate Margin" shall mean, at any time, the margin set forth below opposite the Fixed Charges Coverage Ratio for the period of four consecutive fiscal quarters (except as set forth in clause (b) of the proviso to Section 8.05), taken as one accounting period, ending on the last day of the most recent fiscal year or fiscal quarter in respect of which the Banks shall have received Section 7.01 Financials (it being understood that each Applicable Eurodollar Rate Margin shall be determined based on the officer's certificate delivered pursuant to Section 7.01(c) in respect of the respective
Section 7.01 Financials and shall be in effect from the date the respective Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) are delivered to the Banks until the date the next such Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) are delivered to the Banks at which time the Applicable Eurodollar Rate Margin shall be reset in accordance with the foregoing provisions of this definition):

                                        Applicable
                                        Eurodollar
 Fixed Charges Coverage Ratio           Rate Margin
 ----------------------------           -----------
Greater than or equal to
  6.00:1.00                               0.1500%

Less than 6.00:1.00 but equal
  to or greater than 5.00:1.00            0.1700%

Less than 5.00:1.00 but equal
  to or greater than 4.00:1.00            0.1850%

Less than 4.00:1.00 but equal
  to or greater than 3.25:1.00            0.2400%

Less than 3.25:1.00 but equal
  to or greater than 2.50:1.00            0.3000%

Less than 2.50:1.00                       0.4250%


; provided that (A) if the Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) are not delivered when required, the applicable Fixed Charges Coverage Ratio shall be deemed to be less than 2.50:1.00 for the purposes of this definition until the date on which such
Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) are received by the Administrative Agent, and (B) subject to the immediately preceding clause (A), from the Effective Date until the
Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) for the fiscal quarter ended September 30, 1996 are received by the

Administrative Agent, for purposes of this definition the Applicable Eurodollar Rate Margin shall be 0.1850%.

                  "Applicable Facility Fee Percentage" shall mean, at any time, the percentage set forth below opposite the Fixed Charges Coverage Ratio for the period of four consecutive fiscal quarters (except as set forth in clause (b) of the proviso to Section 8.05), taken as one accounting period, ending on the last day of the most recent fiscal year or fiscal quarter in respect of which the Banks shall have received Section 7.01 Financials (it being understood that each Applicable Facility Fee Percentage shall be determined based on the officer's certificate delivered pursuant to Section 7.01(c) in respect of the respective
Section 7.01 Financials and shall be in effect from the date the respective
Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) are delivered to the Banks until the date the next such
Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) are delivered to the Banks at which time the Applicable Facility Fee Percentage shall be reset in accordance with the foregoing provisions of this definition):


                                        Applicable
                                        Facility Fee
Fixed Charges Coverage Ratio            Percentage
- ----------------------------            ----------
Greater than or equal to
  6.00:1.00                               0.0700%

Less than 6.00:1.00 but equal
  to or greater than 5.00:1.00            0.0800%

Less than 5.00:1.00 but equal
  to or greater than 4.00:1.00            0.0900%

Less than 4.00:1.00 but equal
  to or greater than 3.25:1.00            0.1100%

Less than 3.25:1.00 but equal
  to or greater than 2.50:1.00            0.1500%

Less than 2.50:1.00                       0.2000%

; provided that (A) if the Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) are not delivered when required, the applicable Fixed Charges Coverage Ratio shall be deemed to be less than 2.50:1.00 for the purposes of this definition until the date on which such
Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) are received by the Administrative Agent, and (B) subject to the immediately preceding clause (A), from the Effective Date until the
Section 7.01 Financials (together with the corresponding Section 7.01(c) officer's certificate) for the fiscal quarter ended September 30, 1996 are received by the Administrative Agent, for purposes of this definition the Applicable Facility Fee Percentage shall be 0.0900%.

                  "Applicable Lending Office" shall mean, with respect to each Bank, (i) such Bank's Base Rate Lending Office in the case of a Base Rate Loan,
(ii) such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan and (iii) the office specified by such Bank in an offer to make a Competitive Bid Loan pursuant to Section 2.04(c), in the case of such Competitive Bid Loan.

                  "Assignee" shall have the meaning provided in Section
11.05(a).

                  "Assignment and Acceptance" shall have the meaning provided in
Section 11.05(a).

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement and shall include any New Bank becoming party to this Agreement in connection with any Facility Increase.

                  "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                  "Base Rate" shall mean on any day the higher of (x) the Reference Rate and (y) 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "Base Rate Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Base Rate Lending Office" opposite its name on Schedule

II or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Administrative Agent.

                  "Base Rate Loan" shall mean any Committed Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Best" shall have the meaning provided in Section 7.03.

                  "BofA" shall mean Bank of America National Trust and Savings Association, a national banking association.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean (i) the incurrence of one Type of Committed Loan by the Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.11(b) shall be considered part of any related Borrowing of Eurodollar Rate Loans or (ii) a Competitive Bid Borrowing.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in San Francisco or in New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans or Competitive Bid Loans priced by reference to the Quoted Rate, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the applicable interbank Eurodollar market.

                  "Capital Lease" shall mean any lease or other agreement for the use of property which is required to be capitalized on a balance sheet of the lessee or other user of property in accordance with GAAP.

                  "Change of Control" shall mean (i) the direct or indirect acquisition by any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or power to vote, more than 30% of the outstanding shares of voting stock of the Borrower, or (ii) at any time during any twelve-month period, 50% or more of the members of the full Board of Directors of the Borrower shall have resigned or been removed or replaced; provided that a director who has resigned or is replaced during any period shall not be included in any determination of whether a Change of Control has occurred pursuant to this clause (ii) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such twelve-month period.

                  "Co-Arrangers" shall mean BA Securities, Inc. and Chase Securities Inc.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Commitment" shall mean for each Bank, at any time, the amount set forth opposite such Bank's name on Schedule I, as the same may be reduced from time to time pursuant to Sections 3.02, 3.03, 3.04 and 9 or increased from time to time pursuant to Section 2.15.

                  "Commitment Expiration Date" shall mean September 12, 2001.

                  "Committed Loans" shall have the meaning provided in Section 2.01(a).

                  "Competitive Bid" shall mean an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.04.

                  "Competitive Bid Borrowing" shall mean a Borrowing of Competitive Bid Loans pursuant to Section 2.04.

                  "Competitive Bid Loan" shall have the meaning provided in
Section 2.01(b).

                  "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period, before deductions for (a) Interest Expense on, and all amortization of debt discount and expense with respect to, Indebtedness of the Borrower or any Subsidiary for such period, (b) fixed rentals accruing and payable under Operating Leases of the Borrower and its Subsidiaries for such period, and (c) provision for taxes imposed on or measured by income or excess profits for such period.

                  "Consolidated Fixed Charges" shall mean, for any period, with respect to the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, the aggregate amount of (a) fixed rentals accruing and payable under all Operating Leases of the Borrower and its Subsidiaries for such period and (b) Interest Expense on, and all amortization of debt discount and expense with respect to, Indebtedness of the Borrower and its Subsidiaries for such period.

                  "Consolidated Net Income" shall mean, for any period, the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP applied on a consistent basis; provided that for purposes only of the definition of Consolidated EBIT, "Consolidated Net Income" shall exclude any non-cash gains or losses on unusual or extraordinary items, but include any cash payments made in the relevant period which are associated with any non-cash losses on unusual or extraordinary items excluded in a prior period pursuant to this proviso.

                  "Consolidated Net Worth" shall mean, at any time, the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consol-idated with such Person for financial reporting purposes in accordance with GAAP.

                  "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, Consolidated Net Worth at such time less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-ups of assets and any unallocated excess costs of investments in Subsidiaries over equity in underlying net assets at dates of acquisition.

                  "Consolidated Total Debt" shall mean, as of the date of any determination thereof, Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, determined on a consolidated basis, after eliminating all offsetting debits and credits among the Borrower and its Subsidiaries and all other items required to be eliminated in accordance with GAAP.

                  "Contingent Obligations" shall mean, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and (y) indemnities granted in the ordinary course of business. The amount of any Contingent Obligation shall, subject to any contractual limitation stated in such Contingent Obligation, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement and each Note.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Effective Date" shall have the meaning provided in Section 11.10.

                  "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

                  "Eurodollar Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule II or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Administrative Agent.

                  "Eurodollar Rate Loan" shall mean any Committed Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Event of Default" shall have the meaning provided in Section
9.

                  "Existing Credit Agreement" shall mean the Credit Agreement, dated as of September 29, 1994, among the Borrower, Swiss Bank Corporation, as agent, and the lending institutions party thereto, as amended, modified and supplemented prior to the Effective Date.

                  "Facility Fee" shall have the meaning provided in Section 3.01(a).

                  "Facility Increase" shall have the meaning provided in Section 2.15(a).

                  "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Fixed Charges Coverage Ratio" for any period shall mean the ratio of (i) Consolidated EBIT for such period to (ii) Consolidated Fixed Charges for such period.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for money borrowed, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, provided that if such Indebtedness is not assumed, the amount of such Indebtedness shall be deemed for purposes hereof to be the lesser of the principal amount of such Indebtedness and the fair market value of the property securing such Indebtedness, (v) all Capital Lease obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) for purposes of
Section 9.04 only, the marked-to-market value of all obligations of such Person under Interest Rate Protection Agreements or Other

Hedging Agreements, (viii) all Contingent Obligations of such Person and (ix) any obligation of the type referred to in any of clauses (i)-(viii) above of any general partnership of which such Person is the or a general partner; provided that Indebtedness shall not include trade payables or accrued expenses, in each case arising in the ordinary course of business.

                  "Indebtedness for Money Borrowed," with respect to any Person, shall mean and include all Indebtedness of such Person (a) in respect of money borrowed or evidenced by a promissory note, debenture or other like written obligation to pay money, (b) in respect of obligations under any Capital Lease or (c) representing all or part of the deferred purchase price of any assets acquired by such Person; provided, however, that any Contingent Obligation of such Person in respect of Indebtedness of another person of the type described in the preceding clause (a), (b) or (c) shall constitute "Indebtedness for Money Borrowed" of such Person.

                  "Initial Borrowing Date" shall mean the date on which the initial Borrowing of Committed Loans or Competitive Bid Loans occurs.

                  "Interest Determination Date" shall mean (i) with respect to any Eurodollar Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Loan and (ii) with respect to any Spread Bid Loan priced by reference to the Quoted Rate, the second Business Day prior to the incurrence of such Spread Bid Loan.

                  "Interest Expense" shall mean, for any period, without duplication, the aggregate of all interest paid or accrued by the Borrower and its Subsidiaries during such period for Indebtedness of the Borrower or its Subsidiaries owed to any Person other than the Borrower or any Subsidiary, on a consolidated basis, excluding any accrued interest that is compounded or capitalized, all as determined in accordance with GAAP.

                  "Interest Period" shall mean (x) with respect to any Eurodollar Rate Loan, the interest period applicable thereto, as determined pursuant to Section 2.10 and (y) with respect to any Competitive Bid Loan, the period beginning on the date of incurrence thereof and ending on the stated maturity thereof.

                  "Interest Rate Basis" shall mean the Quoted Rate and/or such other basis for determining an interest rate as the Borrower and the Administrative Agent may agree upon from time to time.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Invitation for Competitive Bids" shall mean a solicitation for Competitive Bids, substantially in the form of Exhibit B.

                  "IRS" shall mean the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Lease Financing" means those certain lease financing transactions involving certain of the Borrower's production equipment in the United States consummated pursuant to (i) that certain Participation Agreement dated as of April 11, 1996 among the Borrower as Lessee, Metlife Capital, Limited Partnership as Owner Participant, Fleet National Bank as Owner Trustee, First Security Bank of Utah, National Association as Indenture Trustee, and certain financial institutions as Loan Participants and other related documentation and (ii) that certain Participation Agreement dated as of April 11, 1996 among the Borrower as Lessee, U.S. Bancorp Leasing & Financial as Owner Participant, Fleet National Bank as Owner Trustee, First Security Bank of Utah, National Association as Indenture Trustee, and certain financial institutions as Loan Participants and other related documentation, in each case as such documents may be amended from time to time; provided that no such amendment shall increase the aggregate principal amount of Indebtedness of the Borrower under such documents without the prior written consent of the Required Banks.

                  "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

                  "Loan" shall mean any Committed Loan or Competitive Bid Loan.

                  "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                  "Material Subsidiary" shall mean, at any time, any Subsidiary of the Borrower to the extent that (i) the book value of the assets of such Subsidiary at such time equals or exceeds 5% of book value of the assets of the Borrower and its Subsidiaries on a consolidated basis at such time or (ii) the revenues of such Subsidiary during any of its three then most recently ended fiscal years were equal to or more than 5% of the revenues of the Borrower and its Subsidiaries taken as a whole for such corresponding fiscal year (determined on a consolidated basis in accordance with generally accepted accounting principles and, in the event that such Subsidiary was not a Subsidiary of the Borrower at all times during such three fiscal year period, determined on a pro forma basis as if such

Subsidiary had been a Subsidiary of the Borrower at all times during such period).

                  "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding any foreign currency translation adjustments.

                  "New Bank" shall have the meaning provided in Section 2.15(b).

                  "New Bank Acceptance" shall have the meaning provided in
Section 2.15(c).

                  "New Commitment" shall have the meaning provided in Section 2.15(b).

                  "Note" shall have the meaning provided in Section 2.06.

                  "Notice of Borrowing" shall mean a Notice of Committed Borrowing or a Notice of Competitive Bid Borrowing.

                  "Notice of Committed Borrowing" shall have the meaning provided in Section 2.03.

                  "Notice of Competitive Bid Borrowing" shall have the meaning provided in Section 2.04.

                  "Notice of Conversion/Continuation" shall have the meaning provided in Section 2.07.

                  "Notice Office" shall mean the office of the Administrative Agent specified as its "Notice Office" opposite its name on Schedule II or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Administrative Agent, the Syndication Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Operating Lease" shall mean any lease that is not a Capital Lease.

                  "Original Bank" shall have the meaning provided in Section 2.15(a).

                  "Original Bank Acknowledgment" shall have the meaning provided in Section 2.15(c).

                  "Originator" shall have the meaning provided in Section 11.05(d).

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Participant" shall have the meaning provided in Section 11.05(d).

                  "Payment Office" shall mean the office of the Administrative Agent specified as its "Payment Office" opposite its name on Schedule II or such other office in the United States as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), the Borrower or by a Subsidiary of the Borrower or an ERISA Affiliate.

                  "Quoted Rate" shall mean, with respect to each Interest
Period:

         (A)(i) for a Eurodollar Rate Loan, the average (rounded upward to the next whole multiple of 1/16 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each of the Reference Banks for Dollar deposits of amounts comparable to the outstanding principal amount of the Eurodollar Rate Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period, determined as of 11:00 a.m. (New York City time) on the date which is two Business Days prior to the commencement of such Interest Period, provided that, if any Reference Bank fails to provide the Administrative Agent with its aforesaid quotation, the Quoted Rate shall be based on the quotation provided to the Administrative Agent by the other Reference Bank, or
         (ii) in the case of a Competitive Bid Loan that is a Spread Bid Loan priced by reference to the Quoted Rate, the arithmetic average (rounded upward to the nearest 1/16 of 1%) of the offered rates for deposits in Dollars for the applicable Interest Period (or the period closest to such applicable Interest Period) which appear on the Reuters Screen LIBO Page, determined as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period;

in each case, divided by

         (B) a percentage equal to 100% minus the Eurodollar Reserve Percentage (as hereinafter defined). As used herein, "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any
         Bank) under regulations issued from time to time by the Federal Reserve Bank for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities" under Regulation D).

                  "Reference Banks" shall mean BofA and The Chase Manhattan
Bank.

                  "Reference Rate" shall mean the rate which the Administrative Agent announces from time to time as its reference rate, the Reference Rate to change when and as such reference rate changes. The Reference Rate does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Reference Rate.

                  "Register" shall have the meaning provided in Section 2.06(b).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Required Banks" shall mean, at any time, Banks whose Commitments equal or exceed 66-2/3% of the sum of the Total Commitment at such time; provided that if the Total Commitment has been terminated, then the Required Banks shall mean Banks whose outstanding Loans equal or exceed 66-2/3% of the aggregate outstanding Loans at such time.

                  "Reuters Screen" shall mean, when used in connection with any designated page in determining the applicable Quoted Rate for an Interest Period for Spread Bid Loans priced by reference to the Quoted Rate, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates).

                  "SEC" shall have the meaning provided in Section 7.01(g).

                  "Section 7.01 Financials" shall mean the financial statements delivered, or to be delivered, pursuant to Section 7.01(a) or (b).

                  "Spread" shall mean a percentage per annum in excess of, or less than, an Interest Rate Basis.

                  "Spread Auction" shall mean a solicitation of Competitive Bids setting forth a Spread Bid Margin pursuant to Section 2.04.

                  "Spread Bid Loan" shall mean any Competitive Bid Loan that bears interest based upon a Spread over or under a specified Interest Rate Basis.

                  "Spread Bid Margin" shall have the meaning provided in Section 2.04(c).

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time and (iii) any corporation, partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has an equity interest at the time and that is consolidated with such Person for financial reporting purposes in accordance with GAAP.

                  "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Taxes" shall have the meaning provided in Section 4.04.

                  "Total Capitalization" shall mean, at any time, the sum of Consolidated Total Debt plus Consolidated Net Worth at such time.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks at such time.

                  "Type" shall mean any type of Committed Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Rate Loan.

                  "UCC" shall mean the Uniform Commercial Code.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unutilized Total Commitment" shall mean, at any time, the Total Commitment at such time less the sum of (i) the aggregate principal amount of all Committed Loans then outstanding plus (ii) the aggregate principal amount of all Competitive Bid Loans then outstanding.

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person all of whose capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                  1.02 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation."

                  (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in the United States in conformity with those used in the preparation of the financial statements referred to in Section 7.01.

                  (b) This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Borrower and the other parties and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agents merely because of the Agents' or Banks' involvement in their preparation.

                  2. AMOUNT AND TERMS OF CREDIT.

                  2.01 The Loans. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on or after the Effective Date and prior to the Commitment Expiration Date, to make loans (each a "Committed Loan" and, collectively, the "Committed Loans") to the Borrower, which Committed Loans (i) shall, at the option of the Borrower, be Eurodollar Rate Loans or Base Rate Loans, provided that, except as otherwise specifically provided in Section 2.11(b), all Committed Loans comprising the same Borrowing shall at all times be of the same Type and (ii) may be prepaid and reborrowed prior to the Commitment Expiration Date in accordance with the provisions hereof; provided, however, that (x) the aggregate principal amount of Committed Loans outstanding from any Bank shall at no time exceed the Commitment of such Bank at such time and (y) the sum of (I) the aggregate principal amount of all Committed Loans outstanding at any time plus (II) the aggregate outstanding principal amount of all Competitive Bid Loans at such time shall not exceed the Total Commitment at such time.

                  (b) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees (i) that the Borrower may, as set forth in
Section 2.04, at any time and from time to time on or after the Effective Date request the Banks to submit offers to make a loan or loans (each a "Competitive Bid Loan" and collectively, the "Competitive Bid Loans") to the Borrower; provided, however, that the

Banks may, but shall have no obligation to, submit such offers and the Borrower may, but shall have no obligation to, accept any such offers, and (ii) if such offers are accepted by the Borrower, to make such Competitive Bid Loans; and provided, further, that at no time shall (A) the outstanding aggregate principal amount of all Competitive Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks exceed the Total Commitment at such time or (B) the number of Borrowings outstanding under this Agreement at any time exceed ten unless the Administrative Agent shall otherwise consent, provided that Eurodollar Rate Loans resulting from a conversion pursuant to Section 2.11(b) shall not be deemed to be a Borrowing for this purpose.

                  2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing hereunder shall be not less than (i) $10,000,000, in the case of Committed Loans, and (ii) $10,000,000, in the case of Competitive Bid Loans, and if larger shall be in an integral multiple of $1,000,000, except as required by Section 2.11(b).

                  2.03 Notice of Borrowing of Committed Loans. Whenever the Borrower desires to make a Borrowing of Committed Loans hereunder, it shall give the Administrative Agent at its Notice Office (i) at least three Business Days' prior notice of each Eurodollar Rate Loan to be made hereunder (which notice shall be deemed to have been given on a certain day only if given (A) before 9:00 a.m. (San Francisco time) on such day if a twelve month Interest Period is requested and (B) before 10:00 a.m. (San Francisco time) on such day in all other cases) and (ii) notice of each Base Rate Loan to be made hereunder prior to 8:00 a.m. (San Francisco time) on the day of such Borrowing. Each such notice (each a "Notice of Committed Borrowing") shall be in the form of Exhibit A-1, appropriately completed to specify the aggregate principal amount of the Committed Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Committed Loans being made pursuant to such Borrowing are to be maintained initially as Eurodollar Rate Loans or Base Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing. More than one Borrowing may occur on the same date.

                  2.04 Competitive Bid Borrowings. (a) When the Borrower wishes to request the Banks to submit offers to make Competitive Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit A-2 (a "Notice of Competitive Bid Borrowing") so as to be received no later than 8:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Competitive Bid Borrowing in the case of a Spread Auction, or (y) one Business Day prior to the date of a proposed Competitive Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                            (i) the date of such Competitive Bid Borrowing,
which shall be a Business Day;

                            (ii) the aggregate amount of such Competitive Bid
Borrowing;

                            (iii) whether the proposed Competitive Bid Borrowing
is to be for Spread Bid Loans or Absolute Rate Bid Loans or both; and

                            (iv) the maturity date for repayment of each and
every Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may be (A) one, two, three, six or twelve months after the date of such Competitive Bid Borrowing, in the case of a Spread Bid Loan, and
(B) between 7 and 180 days, inclusive, after the date of such Competitive Bid Borrowing, in the case of an Absolute Rate Bid Loan), provided that in no event shall the maturity date of any Competitive Bid Borrowing be later than the Commitment Expiration Date.

Subject to subsection 2.04(c), the Borrower may not request Competitive Bid Loans for more than three Interest Periods in a single Notice of Competitive Bid Borrowing and may not request Competitive Bid Borrowings more than once in any period of five Business Days.

                  (b) Upon receipt of a Notice of Competitive Bid Borrowing, the Administrative Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bids offering to make the Competitive Bid Loans to which such Notice of Competitive Bid Borrowing relates in accordance with this Section 2.04.

                  (c) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.04(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices set forth on the signature pages hereto not later than (A) 6:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Spread Auction or (B) 6:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (X) 6:15 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Spread Auction or (Y) 6:15 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                  (ii) Each Competitive Bid shall be in substantially the form of Exhibit C, specifying therein:

                                    (A)  the proposed date of Borrowing;

                                    (B) the principal amount of each Competitive
                  Bid Loan for which such Competitive Bid is being made, which principal amount (I) may be equal to, greater than or less than the Commitment of the quoting Bank, (II) must be $1,000,000 or in multiples of $1,000,000 in excess thereof, and (III) may not exceed the principal amount of Competitive Bid Loans for which Competitive Bids were requested;

                                    (C) in case the Borrower elects a Spread
                  Auction, the margin above or below the Interest Rate Basis (the "Spread Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable Interest Rate Basis and the Interest Period applicable thereto;

                                    (D) in case the Borrower elects an Absolute
                  Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and

                                    (E) the identity of the quoting Bank.

                  A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                           (iii) Any Competitive Bid shall be disregarded if it:

                                    (A) is not substantially in conformity with
                  Exhibit C or does not specify all of the information required by subsection (c)(ii) of this Section ;

                                    (B) contains qualifying, conditional or
                  similar language;

                                    (C) proposes terms other than or in addition
                  to those set forth in the applicable Invitation for Competitive Bids; or

                                    (D) arrives after the time set forth in
                  subsection (c)(i).

                  (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing in the case of a Spread Auction, or 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Borrower of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection 2.04(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Notice of Competitive Bid Borrowing. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.04(c). The Administrative Agent's notice to the Borrower shall specify (1) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Notice of Competitive Bid Borrowing; and (2) the respective principal amounts and Spread Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 2.11 and 5.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Borrower.

                  (e) Not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a Spread Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Borrower shall notify the Administrative Agent (which notice shall be irrevocable) of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.04(d). The Borrower shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:

                            (i) the aggregate principal amount of each
                  Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Notice of Competitive Bid Borrowing;

                            (ii) the principal amount of each Competitive Bid
                  Borrowing must be $10,000,000 or in any multiple of $1,000,000 in excess thereof;

                            (iii) acceptance of offers may only be made on the
                  basis of ascending Spread Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                            (iv) the Borrower may not accept any offer that is
                  described in subsection 2.04(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (f) If offers are made by two or more Banks with the same Spread Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, and if the Borrower elects to accept any such offers, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

                  (g) (i) The Administrative Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Competitive Bid Loan or Competitive Bid Loans to be made by it on the date of the Competitive Bid Borrowing.

                           (ii) Each Bank which has received notice pursuant to subsection 2.04(g)(i) that its Competitive Bid has been accepted shall make the amounts of such Competitive Bid Loans available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office, by 11:00 a.m. (San Francisco time) in the case of Absolute Rate Competitive Bid Loans, and by 11:00 a.m. (San Francisco time) in the case of Spread Bid Loans, on such date of Competitive Bid Borrowing, in funds immediately available.

                           (iii) Promptly following each Competitive Bid Borrowing, the Administrative Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the Borrower and the aggregate amount borrowed pursuant to such Competitive Bid Borrowing.

                           (iv) From time to time, the Borrower and the Banks shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Competitive Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Borrower for payment of all amounts owing hereunder.

                  (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 2.11 and 5.02 hereof are satisfied, the Banks whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted. Nothing in this Section 2.04 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Borrower to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Borrower executing, delivering or performing under such credit facilities.

                  2.05 Disbursement of Funds. No later than 11:00 a.m. (San Francisco time) on the date specified in each Notice of Borrowing, each Bank will make available, through such Bank's Applicable Lending Office, its pro rata portion, if any, of each Borrowing requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at its Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight Federal Funds and (ii) if recovered from the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.09, for the respective Loans. Nothing in this Section 2.05 shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  2.06 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, all the Committed Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit D with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes"). The Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Effective Date, (ii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Committed Loans evidenced thereby, (iii) mature on the Commitment Expiration Date, (iv) bear interest as provided in the appropriate clause of Section 2.09 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby and (v) be entitled to the benefits of this Agreement. Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Committed Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Committed Loans.

                  (b) The Administrative Agent shall maintain at its Payment Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time, and the principal amount of the Committed Loans and Competitive Bid Loans owing to each Bank from time to time together with the maturity and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Register"). The entries in the Register shall constitute prima facie evidence as to the information set forth therein.

                  2.07 Conversions and Continuations. The Borrower shall have the option (a) to convert on any Business Day all or a portion equal to $10,000,000 (and, if larger, an integral multiple of $1,000,000) of the outstanding principal amount of the Committed Loans made pursuant to one or more Borrowings of one Type of Committed Loan into a Borrowing of another Type of Committed Loan, provided that

(i) except as otherwise provided in Section 2.11(b), Eurodollar Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Committed Loans being converted and no such partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of Eurodollar Rate Loans made pursuant to a single Borrowing to less than $10,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Rate Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 2.07 shall result in a greater number of Borrowings than is permitted under Section 2.01, and (b) to continue all or a portion equal to $10,000,000 (and, if larger, an integral multiple of $1,000,000) of the outstanding principal amount of the Eurodollar Rate Loans made pursuant to one or more Borrowings upon the expiration of the applicable Interest Periods. Each such conversion or continuation, as the case may be, shall be effected by the Borrower by giving the Administrative Agent at its Notice Office at least three Business Days' prior notice (which notice shall be deemed to have been given on a certain day only if given (A) before 9:00 a.m. (San Francisco time) on such day if a conversion into, or continuation of, a Eurodollar Rate Loan having a twelve month Interest Period is requested and (B) before 10:00 a.m. (San Francisco time) on such day in all other cases) substantially in the form of Exhibit E with blanks appropriately completed (each a "Notice of Conversion/Continuation") specifying the Committed Loans to be so converted or so continued and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion or proposed continuation. Upon any such conversion the proceeds thereof will be applied directly on the day of such conversion to prepay the outstanding principal amount of the Committed Loans being converted. Notwithstanding the foregoing, if a Default or an Event of Default is in existence at the time any Interest Period in respect of any Eurodollar Rate Loans is to expire, such Eurodollar Rate Loans may not be continued as Eurodollar Rate Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans. If upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Rate Loan as provided in Section 2.10, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

                  2.08 Pro Rata Borrowings. Each Borrowing of Committed Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments at the time of such Borrowing. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Committed Loans hereunder and that each Bank shall be obligated to make the Committed Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Committed Loans hereunder.

                  2.09 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

                  (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Rate Margin plus the relevant Quoted Rate.

                  (b) The unpaid principal amount of each Competitive Bid Loan shall bear interest from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) at the rate or rates per annum specified by the quoting Bank or Banks, as the case may be, pursuant to Section 2.04(c) and accepted by the Borrower pursuant to Section 2.04(e).

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrower hereunder shall bear interest at a rate per annum equal to 2% per annum in excess of the Base Rate in effect from time to time; provided that principal in respect of Eurodollar Rate

Loans and Competitive Bid Loans shall bear interest after the same becomes due (whether by acceleration or otherwise) until the end of the applicable Interest Period for such Eurodollar Rate Loans, or the original scheduled maturity of such Competitive Bid Loans, as the case may be, at a per annum rate equal to 2% plus the rate of interest applicable on the due date therefor and thereafter at a per annum rate equal to 2% per annum in excess of the Base Rate in effect from time to time.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December of each year, (ii) in respect of each Competitive Bid Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each Eurodollar Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iv) in respect of each Loan made by a Bank whose Commitment is terminated pursuant to Section 3.04, on the date on which such Bank's Commitment is terminated and (v) in respect of each Loan, on any conversion or prepayment (on the amount so converted or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) On each Interest Determination Date, the Administrative Agent shall determine the interest rate for the Eurodollar Rate Loans for which such determination is being made and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  2.10 Interest Periods. Subject to the terms of Section 2.07, at the time it gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Rate Loan (in the case of the initial Interest Period applicable thereto) or at the time it gives any Notice of Conversion/Continuation in respect of the continuation of any Eurodollar Rate Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the Interest Period applicable to such Eurodollar Rate Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, if agreed to by all Banks, twelve month period, provided that:
(i) all Eurodollar Rate Loans comprising a Borrowing shall at all times have the same Interest Period except as otherwise required by Section 2.11(b); (ii) the initial Interest Period for any Eurodollar Rate Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (iii) if any Interest Period relating to a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (v) no Interest Period applicable to the Committed Loans of any Bank shall extend beyond the Commitment Expiration Date.

                  2.11 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan or Competitive Bid Loan because of
         (x) any change since the date of this Agreement (or, in the case of any such cost or reduction with respect to any Competitive Bid Loan, since the making of such Competitive Bid Loan) in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), such as, for example, but not limited to, (A) a change in the basis of taxation of payments to any Bank or its Applicable Lending Office of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank or its Applicable Lending Office imposed by the jurisdiction in which its principal office or Applicable Lending Office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate, and/or (y) other circumstances affecting the interbank Eurodollar market and arising after the Effective Date; or

                  (iii) at any time, that the making or continuance of any Eurodollar Rate Loan or Competitive Bid Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above to the extent applicable to Committed Loans) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the

Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans (or Competitive Bid Loans constituting a Spread Borrowing priced by reference to the Quoted Rate) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Committed Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Rate Loans (or any affected Competitive Bid Loans) which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for the net increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof (including any reduction in such amounts by reason of credits or deductions), submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on the Borrower and such Bank) and (z) in the case of clause (iii) above, the Borrower may (and, if required, shall) take one of the actions specified in
Section 2.11(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Rate Loan or Competitive Bid Loan is affected by the circumstances described in Section 2.11(a)(ii) or any Eurodollar Rate Loan or Competitive Bid Loan is affected by the circumstances described in Section 2.11(a)(iii), the Borrower may (and in the case of a Eurodollar Rate Loan or Competitive Bid Loan affected by the circumstances described in Section 2.11(a)(iii) shall) either (i) if the affected Eurodollar Rate Loan or Competitive Bid Loan is then being made initially or pursuant to a conversion, cancel said Borrowing by giving the Administrative Agent notice by telephone (confirmed in writing) of the cancellation on the same date that the Borrower was notified by the Bank or the Administrative Agent pursuant to Section 2.11(a)(ii) or

(iii), (ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Rate Loan into a Base Rate Loan or Loans or (iii) if the affected Competitive Bid Loan is then outstanding, prepay such Competitive Bid Loan in full (which prepayment may be made with the proceeds of a Committed Loan), provided that, if more than one Bank is affected at any time and the Borrower decides to require a conversion of any Eurodollar Rate Loans into Base Rate Loans, then the Borrower must require all such affected Banks to convert such affected Eurodollar Rate Loans into Base Rate Loans pursuant to this Section 2.11(b).

                  (c) If any Bank determines at any time that compliance with any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) as adopted, amended or modified after the Effective Date concerning capital adequacy, or any change after the Effective Date in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or the parent corporation of such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such Bank's parent corporation for the increased cost to such Bank or such Bank's parent corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 2.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.11(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.11(c).

                  2.12 Compensation. The Borrower shall compensate each Bank, upon its written request, with a copy to the Administrative Agent, (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Rate Loans or Competitive Bid Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans or Competitive Bid Loans accepted in accordance with Section 2.04(e) does not occur on a date specified therefor in a Notice of Committed Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed rescinded pursuant to Section 2.11(a)); (ii) if any repayment or conversion of any of its Eurodollar Rate Loans or any of its Competitive Bid Loans occurs on a date which is not the last day of an Interest Period with respect thereto (including without limitation any voluntary prepayment of Eurodollar Rate Loans pursuant to Section 4.01 or any prepayment as a result of a facility increase pursuant to Section 2.15 or the termination of a Bank's Commitment pursuant to Section 3.04); (iii) if any prepayment of any of its Eurodollar Rate Loans or any of its Competitive Bid Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Rate Loans or Competitive Bid Loans when required by the terms of this Agreement or the Note of such Bank or (y) any action taken pursuant to Section 2.11(b).

                  2.13 Change of Applicable Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.11(a)(ii) or (iii), 2.11(c) or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another Applicable Lending Office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, determined by such Bank in its reasonable discretion, with the object of avoiding the consequence of the event giving rise to the operation of any such Section . Nothing in this Section
2.13 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 2.11 or 4.04.

                  2.14 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.11 or
4.04 is given by any Bank more than 180 days after the occurrence of the event giving rise to the additional cost, reduction in amounts, Taxes or other additional amounts of the type described in such Section , such Bank shall not be entitled to compensation under Section 2.11 or 4.04, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

                  2.15 Facility Increases. (a) The Borrower may from time to time request an increase in the Commitments then in effect (any such increase being referred to as a "Facility Increase"); provided, however, that the Borrower may not request any Facility Increase (i) that would result in the Total Commitment exceeding $600,000,000 or (ii) if a Default or Event of Default then exists or would result from such Facility Increase or (iii) if any other request for a Facility Increase is then outstanding. In order to request a Facility Increase, the Borrower shall notify the Administrative Agent, at least 30 calendar days in advance of the proposed effective date of such Facility Increase, of its request for a Facility Increase, the proposed amount of such Facility Increase (which must be in a minimum amount of $50,000,000 and, if larger, an integral multiple of $50,000,000) and the proposed effective date of such Facility Increase. The Administrative Agent shall promptly notify the Banks that are parties to this Agreement at the time of such request (the "Original Banks") of the Borrower's request for a Facility Increase. Each Original Bank shall have 10 Business Days after the date the Borrower's request was received by such Bank from the Administrative Agent to indicate, by notice to the Administrative Agent, the amount of the Facility Increase, if any, that such Original Bank is willing to make as of the proposed effective date (such amount, an "Additional

Commitment"); provided, however, that no Original Bank may propose an Additional Commitment greater than the amount specified by the Borrower in its request for a Facility Increase. If any Original Bank shall not so notify the Administrative Agent within such period of 10 Business Days, it shall be deemed to have elected not to provide an Additional Commitment. The Administrative Agent shall promptly after the end of such period notify the Borrower of the Additional Commitments proposed by the Original Banks. If the total amount of Additional Commitments proposed by the Banks exceeds the requested Facility Increase, then the Facility Increase shall be made pro rata among the Original Banks proposing such Additional Commitments in accordance with the amount of the Additional Commitments proposed by such Banks.

                  (b) If the total amount of Additional Commitments proposed by the Original Banks is less than the requested Facility Increase, the Borrower may arrange for one or more lending institutions that are not Original Banks ("New Banks") to extend commitments ("New Commitments") in an aggregate amount not exceeding the unsubscribed balance of the amount of the Facility Increase requested from the Original Banks; provided, however, that (i) each proposed New Bank shall be an Eligible Assignee and (ii) the effective date of any such New Commitments shall be the same as the effective date proposed to the Original Banks pursuant to paragraph (a) above. The Administrative Agent, Syndication Agent and the Borrower shall mutually agree as to the approval of and New Commitment of each New Bank.

                  (c) In the event that any Original Bank agrees to provide an Additional Commitment pursuant to paragraph (a) above or any New Bank is proposed to provide a New Commitment pursuant to paragraph (b) above, then the Borrower, the Administrative Agent and the Banks shall use all reasonable efforts to effect such Additional Commitments and New Commitments in accordance with the provisions of this Section 2.15 and Section 5.03 by the effective date initially proposed by the Borrower. Each New Bank shall deliver to the Borrower and the Administrative Agent an Acceptance (a "New Bank Acceptance") in the form of Exhibit F, and each Original Bank that is making an Additional Commitment shall deliver to the Borrower and the Administrative Agent an Acknowledgment (an "Original Bank

Acknowledgment") in the form of Exhibit G. The effectiveness of any Additional Commitment or New Commitment shall be subject to the conditions of this Section
2.15 and Section 5.03. In the event that each of the conditions specified in this Section 2.15 and Section 5.03 shall have been satisfied prior to 8:00 a.m. (San Francisco time) on the proposed effective date of the requested Facility Increase, the Administrative Agent will notify the Banks (including any New Banks) and the Borrower of the occurrence of such Facility Increase by facsimile transmission, and in any event no later than 11:00 a.m. (San Francisco time) on such date, and shall record in the Register the relevant information with respect to each Additional Commitment and New Commitment. Each Original Bank making an Additional Commitment and each New Bank making a New Commitment shall, before 12:00 noon (San Francisco time) on the effective date of such Facility Increase, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office, in immediately available funds, (i) in the case of such Original Bank, an amount equal to the excess of (A) such Original Bank's ratable portion of the Committed Loans then outstanding (calculated based on its Commitment as a percentage of the Total Commitment outstanding after giving effect to the relevant Facility Increase) over (B) such Original Bank's ratable portion of the Committed Loans then outstanding (calculated based on its Commitment (without giving effect to the relevant Facility Increase) as a percentage of the Total Commitment (without giving effect to the relevant Facility Increase)) and (ii) in the case of such New Bank, an amount equal to such New Bank's ratable portion of the Committed Loans then outstanding (calculated based on its Commitment as a percentage of the Total Commitment outstanding after giving effect to the relevant Facility Increase). After the Administrative Agent's receipt of such funds from each such Original Bank and each such New Bank, the Administrative Agent will promptly thereafter cause to be distributed like funds to the other Banks for the account of their respective Applicable Lending Offices in an amount to each other Bank such that the aggregate amount of the outstanding Committed Loans owing to each Bank after giving effect to such distribution equals such Bank's ratable portion of the Committed Loans then outstanding (calculated based on its Commitment as a percentage of the Total Commitment outstanding after giving effect to the relevant Facility

Increase). Promptly after the effective date of such Facility Increase, the Borrower shall pay to each Bank any compensation payable to such Bank pursuant to Section 2.12 on account of the repayment of such Bank's outstanding Loans on a date other than the last day of an Interest Period and shall pay to the Administrative Agent all processing fees due to the Administrative Agent in connection with Loan assignments (or deemed Loan assignments) related to such Facility Increase.

                  (d) Upon the effectiveness of any Facility Increase, (i) each Additional Commitment and New Commitment made in connection therewith shall be a "Commitment" for purposes of this Agreement, (ii) each New Bank shall be a party hereto and, to the extent provided in its Acceptance, have the rights and obligations of a "Bank" herein and (iii) the Administrative Agent shall deliver to the Borrower and to each Bank a revised Schedule I hereto setting forth the Commitment of each Bank after giving effect to such Facility Increase and a revised Schedule II setting forth the address of each Bank, including each New Bank.

                  (e) Any Facility Increase in accordance with the provisions of this Section 2.15 shall be binding on each Original Bank, provided that no Original Bank will have any obligation hereunder to make any Additional Commitment without its consent. In the event that Additional Commitments and New Commitments, collectively, in the minimum aggregate amount of $50,000,000 are not provided as of the proposed effective date of a requested Facility Increase, then no such Facility Increase shall be permitted.

                  3.         FEES; TERMINATION OF COMMITMENTS.

                  3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent a facility fee (the "Facility Fee") for the account of the Banks pro rata on the basis of their respective Commitments for the period from and including the Effective Date to but excluding the Commitment Expiration Date computed at a rate per annum equal to the Applicable Facility Fee Percentage from time to time of the Total Commitment as in effect from time to time. Accrued Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, on the Commitment Expiration Date or upon such earlier date as the Total Commitment shall be terminated and, with respect to any Facility Fee owing to any Bank whose Commitment is terminated pursuant to Section 3.04, on the date on which such Bank's Commitment is terminated.

                  (a) The Borrower agrees to pay to the Administrative Agent, the Syndication Agent and the Co-Arrangers, for the account of the Administrative Agent, the Syndication Agent and each Co-Arranger, when and as due, such fees as have been, or are from time to time, separately agreed upon.

                  3.02 Voluntary Termination of Unutilized Total Commitment. Upon at least ten days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the Unutilized Total Commitment in whole or in part, in a minimum amount of $10,000,000 (and, if larger, in an integral multiple of $1,000,000), provided that any such termination shall apply proportionately to reduce the Commitment of each Bank.

                  3.03 Mandatory Termination of a Bank's Commitment. The Commitment of each Bank shall terminate on the Commitment Expiration Date.

                  3.04 Replacement of Bank; Voluntary Termination of a Bank's Commitment. If any Bank is owed increased costs under Section 2.11 or 4.04 which in the judgment of the Borrower are material in amount and which are not otherwise requested generally by the other Banks, the Borrower shall have the right, if no Event of Default then exists and such Bank has not withdrawn its request for such compensation or changed its Applicable Lending Office with the effect of eliminating such increased cost, within 90 days following the delivery by such Bank to the Borrower of a request for compensation pursuant to Section 2.11 or
4.04 to either (i) provide, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), another financial institution to acquire the Commitment of such Bank and all amounts owing to such Bank in respect of Committed Loans under this Agreement, which acquisition of Commitment and such other amounts and replacement of such Bank shall be effected pursuant to an amendment to this Agreement to be prepared by the Administrative Agent (which amendment each of the Banks hereby agrees to execute) or (ii) upon five Business Days' prior notice to the Administrative Agent and such Bank, prepay the outstanding Committed Loans of such Bank in full, (together with all other amounts owing to such Bank hereunder (other than Competitive Bid Loans of such Bank), including, without limitation, amounts payable pursuant to subsection 2.12), and upon such prepayment, terminate the Commitment (if any) of such Bank. The Borrower agrees to notify each of the Banks of its determination to prepay any Bank's Committed Loans and terminate any Bank's Commitment pursuant to clause (ii) of the preceding sentence of this Section 3.04.

                  4. PREPAYMENTS; PAYMENTS.

                  4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Committed Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office at least three Business Days' prior notice, in the case of Eurodollar Rate Loans and same day notice (prior to 9:00 a.m. (San Francisco time)), in the case of Base Rate Loans, of its intent to prepay the Committed Loans, the amount of such prepayment and the Type or Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which such Committed Loans were made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $10,000,000 (and, if larger, an integral multiple of $1,000,000), provided that any prepayment of Eurodollar Rate Loans shall constitute a prepayment of one or more entire Borrowings of Eurodollar Rate Loans; (iii) prepayments of Eurodollar Rate Loans made pursuant to this Section 4.01 may only be made on the last day of an Interest Period applicable thereto unless concurrently with such prepayment any payments required to be made pursuant to Section 2.12 as a result of such prepayment are made; and (iv) each prepayment in respect of any Committed Loans made pursuant to a Borrowing shall be applied pro rata among such Committed Loans (provided that the Committed Loans of one or more Banks may be prepaid in full on a non-pro rata basis in connection with a termination of the Commitment of such Bank pursuant to Section 3.04). The Borrower shall have no right under this Section 4.01 to prepay any principal amount of any Competitive Bid Loans.

                  4.02 Principal Repayments and Mandatory Prepayments. (a) The Borrower shall repay all Committed Loans of the Banks on the Commitment Expiration Date.

                  (b) The Borrower shall repay any Competitive Bid Loans made by a Bank on the maturity date specified pursuant to Section 2.04(a) with respect to such Competitive Bid Loan.

                  (c) On any day prior to the Commitment Expiration Date on which the aggregate outstanding principal amount of the Committed Loans made by any Bank exceeds the Commitment of such Bank as then in effect (including, without limitation, as a result of the termination of such Bank's Commitment pursuant to Section 3.04), the Borrower shall prepay the principal of the Committed Loans of such Bank in an amount equal to such excess.

                  (d) If on any date prior to the Commitment Expiration Date the sum of the outstanding principal amount of Committed Loans and Competitive Bid Loans (all the foregoing, collectively, the "Aggregate Loan Outstandings") exceeds the Total Commitment, the Borrower shall prepay on such date the principal of the Committed Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Committed Loans as set forth above, the remaining Aggregate Loan Outstandings exceed the Total Commitment, the Borrower shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess.

                  (e) With respect to each prepayment of Committed Loans required by Section 4.02(c) or (d), the Borrower may designate the Types of Committed Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that each prepayment under Section 4.02(d) of any Committed Loans made pursuant to a Borrowing shall be applied pro rata among such Committed Loans. In the absence of a designation of Committed Loans by the Borrower as described in this Section 4.02(e), the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.12.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 11:00 a.m. (San Francisco time) on the date when due and shall be made in Dollars from a source within the United States in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business

Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. Except in the case of mandatory prepayments pursuant to Section 4.02(c) as a result of the termination of one or more, but less than all, of the Banks' Commitments pursuant to Section 3.04, each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

                  4.04 Net Payments. All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). The Borrower shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located as such Bank shall determine are payable by such Bank in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence. If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent, within 45 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower or, if certified copies of tax receipts are not available within such 45 days, the Borrower will furnish to the Administrative Agent such other documentation as is then reasonably available to it evidencing such payment and will thereafter furnish to the Administrative Agent such certified copies of tax receipts promptly upon receipt thereof. The Borrower will indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  5. CONDITIONS PRECEDENT.

                  5.01 Conditions to Initial Loan. The obligation of each Bank to make its initial Committed Loan hereunder, and to receive through the Administrative Agent the initial Competitive Bid Request, is subject to the satisfaction of the following conditions:

                  (a) Execution of Agreement; Notes. (i) The Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephone (confirmed in writing), written or facsimile notice (actually received) at such office that the same has been signed and mailed to it and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                  (b) No Default; Representations and Warranties. (i) There shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date.

                  (c) Opinion of Counsel. The Administrative Agent shall have received from counsel to the Borrower (which may be in-house counsel), an opinion addressed to each of the Banks and dated the Effective Date covering the matters set forth in Exhibit H and such other matters incident to the transactions contemplated herein as any Bank may reasonably request.

                  (d) Corporate Documents; Proceedings. (i) On or prior to the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the President, the Treasurer or any Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit I with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of the Borrower and the resolutions of the Borrower referred to in such certificate.

                  (ii) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (e) Payment of Fees. On or prior to the Initial Borrowing Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement or the other Credit Documents, due to the Agents (including, without limitation, the reasonable fees and disbursements of Administrative Agent's counsel, including allocated costs of in-house counsel and all disbursements of in-house counsel), the Co-Arrangers and the Banks shall have been paid to the extent due.

                  (f) Existing Credit Agreement. On or prior to the Initial Borrowing Date, all loans under the Existing Credit Agreement shall have been repaid in full, together with interest thereon; all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full; all commitments under the Existing Credit Agreement shall have been terminated; and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.01(f) have been satisfied.

The occurrence of the Initial Borrowing Date shall constitute a representation and warranty by the Borrower to each of the Banks that all the conditions specified in Section 5.01(b) exist as of that time. All the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5.01, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

                  5.02 Conditions to Each Loan. The obligation of each Bank to make any Loan is subject, at the time of the making of each such Loan (except as hereinafter indicated), to the satisfaction of the following conditions:

                  (a) Notice of Borrowing. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Committed Borrowing with respect thereto meeting the requirements of Section 2.03 in the case of a Borrowing of Committed Loans, or a Notice of Competitive Bid Borrowing with respect thereto meeting the requirements of Section 2.04 in the case of a Borrowing of Competitive Bid Loans.

                  (b) Subsequent Legal Opinions. If, at the time of the making of any Loans, the Required Banks shall have requested same, the Administrative Agent shall have received from counsel (who shall be reasonably satisfactory to the Required Banks) for the Borrower an opinion in form and substance satisfactory to the Required Banks, addressed to the Banks and dated the date of such Loan, covering such of the matters set forth in the opinion of counsel required to be delivered pursuant to Section 5.01(c) as the Required Banks shall specify.

                  (c) No Default; Representations and Warranties. At the time of the making of each Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein (other than the representation and warranty contained in the last sentence of Section 6.05(a)) and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loans.

The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all the conditions specified in Section 5.02(c) exist as of that time. All the legal opinions and other documents and papers referred to in this Section 5.02, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

                  5.03 Conditions to Facility Increase. Each Original Bank's agreement to make an Additional Commitment and each New Bank's agreement to make a New Commitment pursuant to a Facility Increase in accordance with the provisions of Section 2.15 shall be subject to the satisfaction of the following conditions:

                  (a) No Default; Representations and Warranties. At the time of the making of each Facility Increase and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Facility Increase.

                  (b) Notes. Each Original Bank and each New Bank shall have received a Note, in each case dated as of the effective date of such Facility Increase, duly executed by the duly authorized officer or officers of the Borrower, reflecting the Additional Commitment or New Commitment, respectively, of each such Bank and otherwise complying with Section 2.06; provided, however, that the Borrower shall not be obligated to deliver a new Note to an Original Bank in connection with such Facility Increase until such Original Bank shall have surrendered its old Note to the Borrower.

                  (c) Payment of Fees. On the effective date of such Facility Increase, all costs, fees and expenses, and all other compensation contemplated by this Agreement or the other Credit Documents, due to the Agents (including, without limitation, the reasonable fees and disbursements of the Administrative Agent's counsel, including allocated costs of in-house counsel and all disbursements of in-house counsel), the Co-Arrangers and the Banks shall have been paid to the extent due.

                  (d) Acceptances and Acknowledgments. The Administrative Agent shall have received a New Bank Acceptance duly completed and executed by each New Bank, if any, and an Original Bank Acknowledgment duly completed and executed by each Original Bank that is making an Additional Commitment.

The occurrence of the effective date for each Facility Increase shall constitute a representation and warranty by the Borrower to each of the Banks that all the conditions specified in Section 5.03(a) exist as of that time. All the Notes, certificates, legal opinions and other documents and papers referred to in this
Section 5.03, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.





                  6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements as of the Effective Date, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

                  6.01 Corporate Status. Each of the Borrower and its Material Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification.

                  6.02 Corporate Power and Authority. The Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Credit Documents. The Borrower has, or in the case of the Notes, by the Initial Borrowing Date will have, duly executed and delivered each of the Credit Documents, and each such Credit Document constitutes or, in the case of the Notes when executed and delivered will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

                  6.03 No Violation. Neither the execution, delivery or performance by the Borrower of the Credit Documents, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

                  6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                  6.05 Financial Statements; Financial Condition; Undisclosed Liabilities; etc. (a) The consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries at June 30, 1996 and the related consolidated statements of income and retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on such date and heretofore furnished to the Banks present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for such fiscal year. All such financial statements have been prepared in accordance with GAAP consistently applied. Since June 30, 1996, there has been no material adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  (a) Except as fully reflected in the financial statements referred to in Section 6.05(a) or in Schedule III, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole. Except as set forth in Schedule III, as of the Effective Date the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements referred to in Section 6.05(a) which, either individually or in the aggregate, could be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole.

                  6.06 Litigation. Except as set forth on Schedule IV, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Bank (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  6.08 Use of Proceeds; Margin Regulations. All proceeds of each Loan shall be used by the Borrower for general corporate purposes, provided that no part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U or X of the Board of Governors of the Federal Reserve Board. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. The value of Margin Stock (including treasury stock) owned by the Borrower does not exceed 25% of the value of the assets of the Borrower.

                  6.09 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than (x) those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established and (y) state, local or foreign taxes the failure to pay which is not reasonably likely to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves in the good faith judgment of the management of the Borrower for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  6.010 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; neither the Borrower or any Subsidiary or ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or based upon the actual knowledge of the Borrower, its Subsidiaries and ERISA Affiliates expects to incur any liability under any of the foregoing Sections with respect to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or in the reasonable opinion of the Borrower is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA); except to the extent that in any such case the obligations with respect to any of the foregoing, or the occurrence of one or more of the foregoing events, could not reasonably be expected to have either a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.011 Subsidiaries. On the Effective Date, the corporations listed on Schedule V are the only Subsidiaries of the Borrower. Schedule V correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. Schedule VI correctly sets forth, as of the Effective Date, the Material Subsidiaries of the Borrower.

                  6.012 Compliance with Statutes, etc. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.013 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  6.014 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.015 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could have a material adverse effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.016 Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would be reasonably likely to result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  6.017 Compliance with Environmental Laws. (a) Each of the Borrower and its Subsidiaries is, and will continue to be, in full compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing its business, products, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or process byproducts, except for violations and failures to comply which, individually or in the aggregate do not, and (so far as the Borrower can now foresee) in the future will not, materially and adversely affect (i) except as set forth on Schedule VII hereto, the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform its obligations under this Agreement or the Notes. Except as set forth on Schedule VII hereto, neither the Borrower nor any of its Subsidiaries is a party in any proceeding in which it may be held liable for any penalties, fines or forfeitures for the failure to comply with any of the foregoing nor does the Borrower know of any basis for the assertion of any such penalty, fine or forfeiture that, either individually or in the aggregate, materially and adversely affects or could (so far as the Borrower can now foresee) materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or of any Material Subsidiary of the Borrower. All licenses, permits or registrations required for the business of the Borrower and its Subsidiaries, as presently conducted and proposed to be conducted, under any federal, state or local environmental laws, regulations or ordinances have been obtained or made, other than any such licenses, permits or registrations the failure to obtain or make which, either individually or in the aggregate, does not materially and adversely affect, and could not (so far as the Borrower can now foresee) materially and adversely affect, (i) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform its obligations under this Agreement or the Notes (and each of the Borrower and its Subsidiaries is in compliance with all such licenses, permits and registrations).

                  (a) release, emission or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or hazardous waste, as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Water Act, has occurred or is presently occurring on or from any property owned or leased by the Borrower or its Subsidiaries in excess of federal, state or local permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or any state or local law governing the protection of health and the environment or under any other federal, state or local laws or regulations (then or now applicable, as the case may be) other than any such release, emissions or discharges which, either individually or in the aggregate, do not materially and adversely affect, or could not (so far as the Borrower can now foresee) materially and adversely affect, (i) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or of any Material Subsidiary of the Borrower, or (ii) the ability of the Borrower to perform its obligations under this Agreement or the Notes.

                   (c) Except as set forth on Schedule VII hereto, neither the Borrower nor any of its Subsidiaries has ever caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state or other governmental authority of any release or threatened release, or that it may be required to pay any costs or expenses incurred or to be incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release of any hazardous substance from any site or structure owned, occupied or operated by the Borrower or any of its Subsidiaries that, either individually or in the aggregate, materially and adversely affects or could (so far as the Borrower can now foresee) materially and adversely affect, (i) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or of any Material Subsidiary of the Borrower or (ii) the ability of the Borrower to perform its obligations under this Agreement or the Notes.

                  7. AFFIRMATIVE COVENANTS.

                  The Borrower covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder are paid in full:

                  7.01 Information Covenants. The Borrower will furnish to the Administrative Agent and each Bank:

                  (a) Quarterly Financial Statements. Within 45 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and retained earnings and statements of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Treasurer, Controller or Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments; provided, that so long as the Borrower shall be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended from time to time, the delivery of its Quarterly Report on Form 10-Q shall satisfy the requirements of this Section 7.01(a) with respect to consolidated financial statements.

                  (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statements of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified by Price

         Waterhouse or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; provided, that so long as the Borrower shall be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended from time to time, the delivery of its Annual Report on Form 10-K shall satisfy the requirements of this Section 7.01(b) to the extent that the consolidated financial statements of the Borrower and its Consolidated Subsidiaries are audited and the opinion with respect thereto is unqualified.

                  (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(a) and (b), a certificate of the Treasurer, Controller or Chief Financial Officer of the Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish (i) whether the Borrower was in compliance with the provisions of Sections 8.04 and 8.05, and (ii) the Applicable Eurodollar Rate Margin and Applicable Facility Fee Percentage, in each case at the end of such fiscal quarter or year, as the case may be.

                  (d) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against the Borrower or any of its Subsidiaries which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (y) with respect to any Credit Document and (iii) any other event which is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  (e) Leases, Preferred Stock. Promptly, written notice of any event of default (or any event which with notice or lapse of time or both would constitute an event of default) under any lease with a monthly rent (or effective monthly rent) of $50,000 or more or preferred stock for or in respect of which the Borrower or any of its Subsidiaries may be liable; provided, however, that with respect to any such lease, notice pursuant to this Section 7.01(e) need not be given with respect to any such event of default (or event which with notice or lapse of time or both would constitute an event of default) unless as a result thereof the lessor has taken any steps to terminate such lease or unless as a consequence thereof it is reasonably likely that such lease will be terminated or that there will be a material impairment of the right of the Borrower or such Subsidiary, as the case may be, to the use or enjoyment of the property subject to such lease.

                  (f) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC") and copies of all financial statements, proxy statements, notices and reports as the Borrower shall generally send to the holders of its capital stock (in each case to the extent not previously delivered to the Banks pursuant to this Agreement).

                  (g) Other Information. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

                  7.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of record and account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request.

                  7.03 Maintenance of Property, Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound insurers of nationally recognized stature and responsibility having at the date of any determination a rating of at least "B+" according to A.M. Best Company's ("Best") rating of property/casualty insurance companies (or, in jurisdictions where Best does not provide such ratings, having an analogous rating by the entity in such jurisdiction performing services similar to those provided by Best and having a reputation in such jurisdiction comparable to that of Best, or if there is no such entity in such jurisdiction, with insurers that, in the good faith judgment of management, are of similar quality, stature and responsibility), insurance with respect to its properties and business of such a nature, with such terms and in such amounts, as a prudent person would maintain with respect to similar properties and a similar business, and, in any event, will maintain insurance on all its property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against (and with customary deductibles) and for such corporations, and carry with such insurers in customary amounts and with customary deductibles, such other insurance, including commercial general liability insurance, as is usually carried by corporations engaged in the same or a similar business similarly situated; provided, however, that in the event that the Borrower self insures through a captive insurer or other arrangement intended to replace insurance satisfying the foregoing requirements of this clause (ii), adequate insurance reserves will be maintained, and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

                  7.04 Corporate Franchises. The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.04 shall prevent (i) any transactions permitted under
Section 8.02 or (ii) the withdrawal by the Borrower or any of its Material Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal is not reasonably likely to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  7.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  7.06 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know any of the following, the Borrower will deliver to each of the Banks a certificate of the Treasurer, Controller or Chief Financial Officer of the Borrower setting forth details as to such occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated or declared insolvent under Title IV of ERISA; that a multiemployer plan, as defined in Section 4001 of ERISA, has been or may be reorganized or partitioned; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; that proceedings may, in the reasonable opinion of the Borrower, be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Borrower, any of its Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Sections 409 or 502(i) or 502(l) of ERISA. Upon request, the Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Borrower or any of its Subsidiaries or any ERISA Affiliate required to be delivered to the Banks hereunder shall be delivered to the Banks no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Borrower or such Subsidiary or such ERISA Affiliate.

                  7.07 End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (i) each of its, and each of its Material Subsidiaries', fiscal years to end on June 30 and (ii) each of its, and each of its Material Subsidiaries', fiscal quarters to end on or about March 31, June 30, September 30 and December 31.

                  7.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such nonperformances as could not in the aggregate have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  7.09 Payment of Taxes and Claims. The Borrower will, and will cause each of its Material Subsidiaries to, pay and discharge promptly when due:

                  (a) all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties, before the same shall become delinquent; and

                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property;

provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as (i) adequate reserves shall have been established in accordance with GAAP with respect thereto, (ii) title of the Borrower or its Material Subsidiary, as the case may be, to the particular property shall not be divested thereby and (iii) the right of the Borrower or its Material Subsidiary, as the case may be, to use the particular property shall not be materially and adversely affected thereby. Each of the Borrower and its Material Subsidiaries will file all federal, state and local tax returns and all other tax reports as required by law except, in the case of any such state, local or foreign tax returns or other tax reports, the failure to file which is not reasonably likely to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  8. NEGATIVE COVENANTS.

                  The Borrower covenants and agrees that on the Effective Date and until the Total Commitment has terminated and the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder are paid in full:

                  8.01 Changes in Business. The Borrower and its Subsidiaries, taken as a whole, will not materially alter the character of their business from that conducted by the Borrower and its Subsidiaries taken as a whole on the Effective Date.

                  8.02 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (in one transaction or a series of related transactions) all or any part of its property or assets, except that the following shall be permitted:

                  (a) sales or dispositions of property or assets in the ordinary course of business;

                  (b) so long as no Default or Event of Default exists or would exist immediately after giving effect thereto, (i) the merger or consolidation of any Wholly-Owned Subsidiary of the Borrower with or into the Borrower or another Wholly-Owned Subsidiary of the Borrower so long as in the case of any merger or consolidation involving the Borrower, the Borrower is the surviving corporation and (ii) the dissolution, liquidation or winding-up of any non-Material Subsidiary of the Borrower;

                  (c) so long as no Default or Event of Default exists or would exist immediately after giving effect thereto, the merger or consolidation of any corporation with the Borrower or any Subsidiary of the Borrower, provided that the Borrower or such Subsidiary is the surviving corporation of such merger or consolidation and, in the case of any merger of a Subsidiary, the ownership percentage of the Borrower is not reduced as a result of such merger or consolidation;

                  (d) so long as no Default or Event of Default exists or would exist immediately after giving effect thereto, sales and dispositions by the Borrower and its Subsidiaries outside of the ordinary course of business (including, without limitation, sales and dispositions by means of a merger or consolidation of a Subsidiary of the Borrower in which such Subsidiary is not the surviving entity), provided that the aggregate amount of assets sold or otherwise disposed of pursuant to this Section 8.02(d) (determined based on book value at the time of sale or disposition) after the Effective Date shall not exceed an amount equal to 20% of the Borrower's Consolidated Net Worth at the time of any such sale or disposition.

                  8.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

                  (a) Liens existing on the Effective Date and set forth on
         Schedule VIII hereto;

                  (b) Liens securing current taxes, assessments, or other governmental charges or levies or the claims of carriers, warehousemen, landlords, materialmen, mechanics and other like Persons; provided, however, that (i) any such Lien shall not be created in connection with and shall not secure Indebtedness for Money Borrowed; (ii) any obligation secured by any such Lien shall not be overdue and shall be payable without penalty or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right to exercise remedies and adequate book reserves have been established in accordance with GAAP; and (iii) all such Liens, pledges and deposits shall not in the aggregate materially impair the use or value of the properties of the Borrower or any Subsidiary in the operation of the respective businesses of the Borrower and its Subsidiaries; and provided, further, that this clause (b) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA;

                  (c) Liens incidental to the ordinary course of business or the ownership of properties and assets, Liens, deposits or pledges securing the performance of bids, tenders or trade contracts, and Liens securing statutory obligations (including those arising under workers' compensation, unemployment insurance and other social security legislation) or surety or appeal bonds in connection with proceedings in which the Borrower or any Subsidiary is a party; provided, however, that (i) any such Lien shall not be created in connection with and shall not secure Indebtedness for Money Borrowed; (ii) any obligation secured by any such Lien shall not be overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right to exercise remedies and adequate book reserves have been established in accordance with GAAP; and (iii) all such Liens, pledges and deposits shall not in the aggregate materially impair the use or value of the properties of the Borrower or any Subsidiary in the operation of the respective businesses of the Borrower and its Subsidiaries; and, provided further, that this clause
         (c) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA;

                  (d) minor survey exceptions and minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the use of any such properties in the operation of the business of the Borrower or any of its Subsidiaries;

                  (e) Liens originally created to secure payment of a portion of the purchase price relating to any real property or improvements thereon or equipment or any interest therein, which the Borrower or any Subsidiary shall acquire after the date hereof, but, with respect to any such Lien, which property, improvements, equipment or interest shall not be acquired more than 180 days prior to the date of the creation of such Lien; provided, however, that (i) no such Lien shall attach to any other asset at the time owned by the Borrower or any Subsidiary, and (ii) the outstanding principal amount of Indebtedness secured by any such Lien shall not exceed the lesser of (x) the cost and (y) the fair market value of property, improvements, equipment or interest to which such Lien attaches;

                  (f) Liens of or resulting from any judgments or decrees so long as no Event of Default exists under Section 9.07;

                  (g) Liens granted by a Subsidiary in favor of the Borrower or another Subsidiary;

                  (h) Liens securing Indebtedness of a corporation outstanding on the date such corporation (i) first becomes a Subsidiary of the Borrower, (ii) merges into or consolidates with the Borrower or any Subsidiary pursuant to the provisions of Section 8.02 hereof, or

         (iii) is acquired by the purchase of all or substantially all of such corporation's assets (the "acquired assets") and the assumption of such Indebtedness of such corporation by the Borrower or any Subsidiary; provided, however, that such Liens are not applicable to the Borrower or any other Subsidiary or the assets (other than the acquired assets) of the Borrower or any Subsidiary; and provided further, that none of such Liens is created prior to and in anticipation of such designation, merger, consolidation or acquisition;

                  (i) Liens in favor of banks which have issued documentary letters of credit for the account of the Borrower or any of its Subsidiaries, so long as such Liens attach only to the goods subject to such letters of credit and the documents under which such goods are shipped;

                  (j) Liens in connection with Capital Leases, so long as (i) such Liens attach only to the assets subject to such Capital Leases and
         (ii) such Capital Leases are permitted to exist under the terms of this Agreement;

                  (k) Liens in connection with the Lease Financing, so long as such Liens attach only to the assets subject to such Lease Financing;

                  (l) the extension, renewal or replacement of any Lien specified in the foregoing clauses (a) through (k) provided, however, that (i) no property shall become subject to such extended, renewed or replacement Lien that was not subject to the Lien extended, renewed or replaced, (ii) the aggregate principal amount of Indebtedness secured by any such extended, renewed or replacement Lien shall not be increased by such extension, renewal or replacement, (iii) the Indebtedness secured by such Lien could be incurred in compliance with this Agreement at the time of such extension, renewal or replacement and (iv) after giving effect thereto no Default or Event of Default shall exist; and

                  (m) Liens not permitted by the foregoing clauses (a) through
         (l) of this Section 8.03 securing any Indebtedness or other obligations of the Borrower or any of its Subsidiaries; provided, however, that after giving effect to such Indebtedness or other obligations, the aggregate outstanding amount of such Indebtedness and other obligations shall not exceed an amount equal to the greater of (x) $150,000,000 and
         (y) 20% of Consolidated Tangible Net Worth at any time.

                  8.04 Leverage Ratio. The Borrower will not permit the ratio of
(i) Consolidated Total Debt to (ii) Total Capitalization at any time to exceed
0.55 to 1.0.

                  8.05 Fixed Charges Coverage Ratio. The Borrower will not permit the Fixed Charges Coverage Ratio for any period of four consecutive fiscal quarters (taken as one accounting period), commencing with the period ending June 30, 1996, to be less than 1.75:1; provided, however, that for purposes of determining compliance with this Section 8.05 prior to December 31, 1996, the Fixed Charges Coverage Ratio shall be determined (a) for the period ended June 30, 1996, as the ratio of (i) the aggregate of Consolidated EBIT for the two most recent fiscal quarters of the Borrower then ended to (ii) the aggregate of Consolidated Fixed Charges for such fiscal quarters and (b) for the period ended September 30, 1996, as the ratio of (i) the aggregate of Consolidated EBIT for the three most recent fiscal quarters of the Borrower then ended to (ii) the aggregate of Consolidated Fixed Charges for such fiscal quarters.


                  9. EVENTS OF DEFAULT.

                  Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more days, in the payment when due of any interest on any Loan or any Note or any Fees or any other amounts owing hereunder or under any Note; or

                  9.02 Representations, etc. Any representation, warranty or statement made by or on behalf of the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.03 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(d)(i), 7.07 or 8 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.01 and 9.02 and clause (i) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by either the Administrative Agent or any Bank; or

                  9.04 Default Under Other Agreements. The Borrower or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (excluding the Notes or other obligations hereunder) in excess of $10,000,000 individually or in the aggregate, for the Borrower and its Subsidiaries, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  9.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06 ERISA. Any Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code; any Plan is, shall have been or is reasonably likely to be terminated or the subject of a termination proceeding under ERISA; any Plan shall have an Unfunded Current Liability; or the Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971,
4975 or 4980 of the Code, or the Borrower or any Subsidiary has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA); and there shall result from any such event or events described above in this Section 9.06 the imposition of a Lien upon the assets of the Borrower or any of its Subsidiaries, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability, in the reasonable opinion of the Required Banks, will have a material adverse effect upon the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole; or

                  9.07 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (to the extent not paid by the Borrower or covered by insurance) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

                  9.08 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against the Borrower (provided that, if an Event of Default specified in Section
9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment or the unutilized portion thereof terminated, whereupon the Commitment of each Bank or the unutilized portion thereof, as the case may be, shall forthwith terminate immediately and any accrued but unpaid Facility Fees shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  10. THE AGENTS.

                  10.01 Appointment. Each of the Banks hereby irrevocably (subject to Section 10.09) appoints and designates BofA, as Administrative Agent and The Chase Manhattan Bank, as Syndication Agent, in each case to act as specified herein and in the other Credit Documents. References in this Agreement to "Agents" shall include both the Administrative Agent and the Syndication Agent. Each Bank hereby irrevocably (subject to Section 10.09) authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein in respect of such Agent, nor shall any Agent have or be deemed to have any fiduciary relationship with any Bank or other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against such Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  10.02 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

                  10.03 Liability of the Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by it under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of the Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

                  10.04 Reliance by the Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) Notwithstanding any other provision contained in this Agreement or in any other Credit Document, for purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

                  10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and Fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with
Section 9; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

                  10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agents hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agents, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

                  10.07 Indemnification of the Agents. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata on the basis of their respective Commitments (or if such Commitments have been terminated, then on the basis of their outstanding Loans), from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel, including allocated costs of in-house counsel and all disbursements of in-house counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 10.07 shall survive the payment of all Obligations hereunder and the resignation or replacement of each Agent.

                  10.08 The Agents in their Individual Capacity. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though it were not an Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, each Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, each Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" include each Agent in its individual capacity.

                  10.09 Resignation by the Agents. Each Agent may, and at the request of the Required Banks shall, resign as Agent (a) in the case of the Administrative Agent, upon

30 days' notice to the Banks and (b) in the case of the Syndication Agent, upon immediate notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be reasonably acceptable to the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and
Section 11.01 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks and the Borrower shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

                  10.10 Withholding Tax Matters. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code, such Bank agrees to deliver on or before the Effective Date to the Administrative Agent, with a copy to the Borrower, the forms listed below, as applicable, as may be required to claim exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code:

                           (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Bank further agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances (including, without limitation, as a result of any United States Treasury Regulations promulgated under Sections 1441 or 1442 of the Code) renders the previous forms obsolete or inaccurate in any material respect, it will deliver to the Administrative Agent, with a copy to the Borrower, such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement or any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such forms.

                  (b) Such Bank agrees to promptly notify the Administrative Agent, with a copy to the Borrower, of any change in circumstances which would modify or render invalid any exemption or reduction pursuant to subsection (a) of this Section .

                  (c) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

                  (d) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (e) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code without reduction.

                  (f) If the IRS or any other Governmental Authority of the United States, the State of California or other jurisdiction asserts a claim that the Administrative Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent or the Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Administrative Agent and the Borrower, respectively, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent and the Borrower under this Section , together with all costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel, including allocated costs of in-house counsel and all disbursements of in-house legal counsel). The obligation of the Banks under this subsection 10.10(f) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

                  10.11 Holders. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in ex change therefor.


                  11.        MISCELLANEOUS.

                  11.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel, including allocated costs of in-house counsel and all disbursements of in-house counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and (y) of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel, including allocated costs of in-house counsel and all disbursements of in-house counsel, for the Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent-Related Persons and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel, including allocated costs of in-house counsel and all disbursements of in-house counsel, incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Bank, at its Base Rate Lending Office specified opposite its name on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                  11.04 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

                  11.05 Assignments, Participations, Etc. (a) Any Bank may, with the written consent of the Borrower (at all times other than during the existence of an Event of Default) and the Agents, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or any Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that (i) such assignment shall not reduce the Commitment of the assigning Bank to an amount less than $10,000,000 unless such assigning Bank's Commitment is reduced to $0 and (ii) the Borrower and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit J ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and
(iii) the assigning Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.00; provided, further, that Loans may be assigned (or deemed assigned) in connection with any Facility Increase without regard to any minimum amount. Promptly following any assignment pursuant to this
Section 11.05(a), the Borrower shall, at its own expense, execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or

Notes to the order of such Assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a new Note to the order of such assigning Bank in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit D.

                  (b) From and after the date that the Administrative Agent notifies the assigning Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under this Agreement and the other Credit Documents, and (ii) the assigning Bank shall, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any indemnities) and be released from its obligations under the Credit Documents.

                  (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                  (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originator") hereunder and under the other Credit Documents; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Credit Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Credit Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.14. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 2.11, 2.12, 4.04 and 11.01(iii) as though it were also a Bank hereunder to, and only to, the extent that the selling Bank would be entitled to such benefits if the participation had not been sold, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest (subject to Section 11.07(b)) in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                  (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  11.06 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.

The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  11.07 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, except as expressly provided herein it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Facility Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in such Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  11.08 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, however, that, except as otherwise specifically provided herein, all computations determining compliance with Section 8 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.01.

                  (b) All computations of interest, Facility Fees and other Fees hereunder shall be made on the basis of a year of 360 days (365 or 366 days, as the case may be, in the case of interest on Base Rate Loans to the extent determined by reference to the Reference Rate) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Facility Fees or other Fees are payable.

                  11.09 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICTS-OF-LAW PRINCIPLES. Any legal action or proceeding against the Borrower with respect to this Agreement or any other Credit Document may be brought in the courts of the State of California or of the United States for the Northern District of California, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  11.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the condition set forth in Section 5.01(a)(i) shall be satisfied. The Administrative Agent will give the Borrower and each Bank prompt notice of the occurrence of the Effective Date.

                  11.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  11.12 Domicile of Loans. Subject to Section 2.13, each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

                  11.13 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.14 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend the final maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or waive or modify any mandatory reduction of the Total Commitment, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), (ii) amend, modify or waive any provision of this Section 11.14 or Sections 10.07, 11.01, 11.02, 11.04, 11.05, 11.07 or 11.08(b), (iii) reduce the percentage specified in the definition of Required Banks or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document.

                  11.15 Survival. All indemnities set forth herein including, without limitation, in Sections 4.04, 10.07 and 11.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans and all other Obligations.

                  11.16 Entire Agreement. This Agreement, taken together with all of the other Credit Documents and all certificates and other documents delivered to the Banks hereunder and thereunder, embody the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof, except as to certain fees payable by the Borrower in connection with this Agreement to the extent not expressly set forth herein.

                  11.17 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  11.18 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

                  11.19 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:
- --------

300 Constitution Drive                      RAYCHEM CORPORATION
Menlo Park, CA  94025-1164
Attention:  Treasurer

With a copy to:                             By /s/  Raymond J Sims
                                               -----------------------------
                                               Name:  Raymond J. Sims
300 Constitution Drive                         Title: Senior Vice
Menlo Park, CA  94025-1164                            President and
Attention:  Legal Department                          Chief Financial
                                                      Officer

                                             BANK OF AMERICA NATIONAL
                                                TRUST AND SAVINGS
                                                  ASSOCIATION,
                                                    individually and
                                             as Administrative
                                             Agent


                                              By /s/ J Dillon
                                                 ------------------------
                                                 Title: Vice President

                                            THE CHASE MANHATTAN BANK,
                                              individually and as
                                              Syndication Agent



                                           By /s/ Robert Sacks
                                              -----------------------------
                                              Title: Robert T. Sacks
                                                     Vice President

                                               COMMERZBANK AG, LOS
                                                   ANGELES BRANCH



                                               By  /s/  W Schmidbauer
                                                   --------------------------
                                                   Title:Werner Schmidbauer
                                                             Vice President


                                               By  /s/  Wolter Mehring
                                                   --------------------------
                                                   Title:Wolter Mehring
                                                         Vice President

                                               DEUTSCHE BANK AG
                                                 LOS ANGELES BRANCH
                                                    AND/OR CAYMAN ISLANDS
                                                      BRANCH



                                                By  /s/ Janke
                                                   --------------------------
                                                   Title: Olaf Janke
                                                          Associate


                                                 By /s/Johnathon Scott Jessup
                                                   --------------------------
                                                    Title:J. Scott Jessup
                                                          Vice President

                                               THE SANWA BANK, LIMITED,
                                                 SAN FRANCISCO BRANCH



                                                By /s/ Daisuke Nagao
                                                   --------------------------
                                                   Title: Vice President

                                       CREDIT LYONNAIS LOS
                                         ANGELES BRANCH



                                       By /s/  Thierry Vincent
                                          --------------------------
                                          Title: Thierry Vincent
                                                  VP & Manager


                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH



                                       By /s/  Thierry Vincent
                                          --------------------------
                                          Title: Thierry Vincent
                                                 Authorized Signatory

                                                ROYAL BANK OF CANADA



                                                By /s/ S Hughes
                                                   --------------------------
                                                   Title: Stephen S Hughes
                                                          Senior Manager

                                                UNION BANK OF CALIFORNIA,
                                                    N.A.



                                                By /s/  Wanda Headrick
                                                   --------------------------
                                                   Title:Vice President

                                                KREDIETBANK, N.V., GRAND
                                                    CAYMAN BRANCH



                                                By /s/  R Snauffer
                                                   --------------------------
                                                   Title:Robert Snauffer
                                                         Vice President



                                                By /s/  Murray
                                                   --------------------------
                                                   Title: Raymond F. Murray
                                                          Vice President

                                           BANK BRUSSELS LAMBERT,
                                             NEW YORK BRANCH



                                         By  /s/ Joyce Thunnissen
                                             ----------------------------
                                             Title: Joyce Thunnissen
                                                    Vice President


                                          By /s/ D Vangaever
                                             ----------------------------
                                             Title:Dominick H.J.
                                                   Vangaever
                                                   Vice President, Credit
                                                       Department

                                                GULF INTERNATIONAL BANK,
                                                  B.S.C.



                                                By /s/  Abdel F Tahoun
                                                   ----------------------------
                                                   Title: Abdel-Fattah Tahoun
                                                          Senior Vice President


                                                By /s/  William B Shepard
                                                   ----------------------------
                                                   Title: William B.Shepard
                                                          Vice President

                                           THE DAI-ICHI KANGYO BANK,
                                             LIMITED, SAN FRANCISCO
                                                AGENCY



                                            By /s/  Takuo Yoshida
                                               -------------------------
                                             Title:  Takuo Yoshida
                                                     General Manager
                                                      & Agent

                                              SOCIETE GENERALE



                                              By  /s/ J Shaum
                                                  ----------------------------
                                                  Title: J Blaine Shaum
                                                         Regional Manager

                                             STANDARD CHARTERED BANK



                                             By /s/ Rita Raychaudhuri
                                                ----------------------------
                                                Title: V.P.

                                                  INDUSTRIAL BANK OF JAPAN,
                                                    LTD.



                                                   By /s/  Yoh Nakahara
                                                      ------------------------
                                                          Yoh Nakahara
                                                          General Manager

                                            BANK OF MONTREAL



                                            By /s/  Joyce
                                               -------------------------------
                                               Title: Michael P Joyce
                                                      Managing Director

                                              BANQUE NATIONALE DE PARIS



                                              By /s/ Debra Wright ;
                                                 -------------------------
                                                 /s/ Katherine Wolfe
                                                 -------------------------
                                                 Title: Vice President;
                                                        Vice President